SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     THIS  SECOND  AMENDMENT  TO  AGREEMENT  AND  PLAN OF  MERGER,  dated  as of
September 16,1999 is among FUSION NETWORKS, INC., a Delaware corporation ("Fusion"), IDM ENVIRONMENTAL CORP., a New Jersey corporation ("IDM"), IDM/FUSION HOLDINGS, INC., a Delaware corporation ("Parent"), and IDM/FNI ACQUISITION CORPORATION, a Delaware corporation and a direct wholly owned subsidiary of Parent (the "Merger Subsidiary").

     WHEREAS, the parties hereto entered into an Agreement and Plan of Merger dated August 18, 1999 (the "Agreement") and a First Amendment to Agreement and Plan of Merger dated August 30, 1999 (the "First Amendment"). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Agreement.

     WHEREAS, the parties hereto desire to amend the Agreement in the following respects.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follow:

     1. Amendment of Section 6.2. Section 6.2(b) of the Agreement is hereby deleted in its entirety.

     2. Amendment to Section 6.6. Section 6.6 of the Agreement is amended to an increase in the post-closing board of directors from five persons to six persons and the reference appearing therein to "decrease the size of its board of directors to five persons" is hereby deleted and replaced with "increase the size of its board of directors to six persons."

     3. Ratification of Remaining Terms. Except as amended hereby, all other terms of the Agreement and First Amendment shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf on the day and year first above written.

IDM ENVIRONMENTAL CORP.                    IDM/FNI ACQUISITION CORPORATION

By:   /S/ JOEL FREEDMAN                    By:   /S/ JOEL FREEDMAN
     ------------------------                 ---------------------------
Name: Joel Freedman                        Name: Joel Freedman
Title:President and                        Title:President and
      Chief Executive Officer                    Chief Executive Officer

IDM/FUSION HOLDINGS, INC.                  FUSION NETWORKS, INC.

By:   /S/ JOEL FREEDMAN                    By:  /S/ HERNANDO BAHAMON
     ------------------------                 ---------------------------
Name: Joel Freedman                        Name: Hernando Bahamon
Title:President and                        Title:President and
      Chief Executive Officer                    Chief Executive Officer